As filed with the Securities and Exchange Commission on December 11, 1998
                           Registration No. 333-65303


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 AMENDMENT NO. 3
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                COMPU-DAWN, INC.
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                                     11-3344575
(State or Other Jurisdiction             (I.R.S. Employer Identification Number)
 of Incorporation)
                                77 Spruce Street
                           Cedarhurst, New York 11516
                            Telephone: (516) 374-6700
                           Telecopier: (516) 374-9410
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                 Mark Honigsfeld
                            Chairman of the Board and
                             Chief Executive Officer
                                Compu-DAWN, Inc.
                                77 Spruce Street
                           Cedarhurst, New York 11516
                            Telephone: (516) 374-6700
                           Telecopier: (516) 374-9410
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)


                  Copies of all communications and notices to:

                               Fred Skolnik, Esq.
                              Gavin C. Grusd, Esq.
                       Certilman Balin Adler & Hyman, LLP
                                90 Merrick Avenue
                           East Meadow, New York 11554
                            Telephone: (516) 296-7000
                           Telecopier: (516) 296-7111

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================

                                                                       Proposed Maximum      Proposed Maximum
                                                      Amount to be      Offering Price      Aggregate Offering        Amount of
Title of Each Class of Securities to be Registered     Registered        Per Share (4)           Price (4)         Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share, issuable
upon conversion of Series A Convertible Preferred     1,300,000(1)          $1.50              $1,950,000.00           $575.25
Stock, registered for the benefit of Selling
Stockholders

Common Stock, $.01 par value per share, issuable
upon conversion of Series B Convertible Preferred       327,103(2)          $1.50                $490,654.50           $144.74
Stock, registered for the benefit of Selling
Stockholders

Common Stock, $.01 par value per share, issuable        180,414(3)          $1.50                $270,621.00            $79.83
upon exercise of outstanding warrants

Common Stock, $.01 par value per share,                 125,000             $1.50                $187,500.00            $55.31
registered for the benefit
of Selling Stockholders

Common Stock, $.01 par value per share, issuable         75,000             $2.44                $183,000.00            $50.87
under certain circumstances, registered for the
benefit of Selling Stockholders

 Total Registration Fee:                                                                                               $906.00 (5)
                                                                                                                        ========
====================================================================================================================================

(1) For purposes of estimating the number of the Company's shares of Common Stock to be included in this Registration Statement, the Company calculated 200% of the number of shares of Common Stock issuable upon the conversion at maturity of 3,250 shares of the Company's Series A Convertible Preferred Stock, $.01 par value per share (the "Series A Stock"), or otherwise pursuant to the Certificate of Designations, Preferences and Rights of the Series A Stock, based on a conversion price of $5.00 per share. Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the number of shares of Common Stock to be registered hereunder also includes an indeterminate number of shares which may become issuable upon conversion of, or otherwise with respect to, the Series A Stock to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Pursuant to Rule 416 promulgated under the Securities Act, the number of shares of Common Stock to be registered hereunder also includes an indeterminate number of shares which may become issuable upon conversion of the Company's Series B Convertible Preferred Stock, $.01 per value per share, to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3) For purposes of estimating the number of the Company's shares of Common Stock to be included in this Registration Statement, the Company calculated 200% of the number of shares of Common Stock issuable upon the exercise of warrants for the purchase of 90,207 shares of Common Stock based upon an exercise price of $8.025 per share. Pursuant to Rule 416 promulgated under the Securities Act, the number of shares of Common Stock to be registered hereunder also includes an indeterminate number of shares which may become issuable upon exercise of the warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c).

(5)  Previously paid.


     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                                   PROSPECTUS

                                ----------------

                                COMPU-DAWN, INC.

                        2,007,517 SHARES OF COMMON STOCK



The shares of common stock offered          A purchase of these securities
by this prospectus are being sold by        involves a high degree of risk.  See
stockholders of Compu-DAWN, Inc.            "Risk Factors," beginning on page 2.

                 The common stock of Compu-DAWN, Inc. is traded
             on the Nasdaq SmallCap Market under the symbol "CODI."



Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.





                                Compu-DAWN, Inc.
                                77 Spruce Street
                           Cedarhurst, New York 11516
                                 (516) 374-6700



                                     , 1998

                                   THE COMPANY


     Compu-DAWN is primarily engaged in the business of designing, developing, licensing, installing and servicing computer software products and systems for law enforcement and public safety agencies. The software systems include computer-aided dispatching, computer interfacing with state and national crime information databases, advanced mobile on-line radio computing, automatic vehicle location using dynamic map displays, records management and photo-image database systems. Certain of these applications utilize telecommunications and space satellite technology, and other infrastructure, provided by third parties. Compu-DAWN has developed, licensed and installed its systems in approximately 60 agencies primarily located in the State of New York.


     Compu-DAWN was incorporated under the name Coastal Computer Systems, Inc. in New York on March 31, 1983 and was reincorporated in Delaware under its present name on October 18, 1996.

     Compu-DAWN's executive offices are located at 77 Spruce Street, Cedarhurst, New York 11516 and its telephone number is (516) 374-6700.

                                  RISK FACTORS

     An investment by you in the shares offered by this prospectus is speculative and involves a high degree of risk. You should only purchase these securities if you can afford to lose your entire investment. Before making an investment, you should carefully consider the following risks and speculative factors, as well as the other information contained in this prospectus. As discussed below, this prospectus contains forward-looking statements that involve risks and uncertainties. The actual results of Compu-DAWN's operations could be significantly different from the information contained in those forward-looking statements. Those differences could result from the risk factors discussed immediately below, as well as factors discussed in other places in this prospectus.

     In this "Risk Factors" section, "we," "our" and "ours" refer to Compu-DAWN, and "you," "your" and "yours" refer to a purchaser of the shares of Compu-DAWN offered by this prospectus.

1.   Lack of Significant Revenues; Recent and Anticipated Continuing Losses.


     Period Ended                     Revenues          Net Loss

December 31, 1996 (year)              $477,527         $  570,769

December 31, 1997 (year)               591,375          4,436,745

September 30, 1998 (nine months)       916,129          1,266,910

     The table above sets out our revenues and net losses for the periods indicated in the first column. We believe that we will be unable to achieve enough revenues to offset operating costs for the foreseeable future; therefore, we anticipate that operating losses will continue for at least the next 12 months. We cannot predict how long these operating losses will continue or what impact they will have on our financial condition and results of operations. We cannot assure you that our technology and products will be able to compete successfully in the marketplace or that they will generate significant revenue; nor can we assure you that our business will be able to operate profitably.

     The net losses are the result of significant expenses, including research and development expenses, enhancing and refining our product line, marketing costs, employment agreement costs and general administrative expenses. In addition, the 1997 loss reflects approximately $1,588,000 in non-recurring deferred financing charges incurred in connection with a debt offering we made. Furthermore, the net loss figure for 1998 was higher than it would have been otherwise because we did not generate significant revenues, but did incur expenses regarding contemplated business ventures.

     2. Frequent Changes in Market for Our Computer Software Products and Risk of Obsolescence. The markets for our software products are characterized by evolving industry requirements
                  rapid technological change
                  frequent introductions of new products


Our ability to compete will depend on our ability to adapt, enhance and improve our existing products and technology, and develop and introduce new products and technology in a timely and cost-competitive manner. We cannot predict whether or not our competitors will develop technologies or products that will render ours obsolete or less marketable, or whether we will be able to enhance and adapt our products and technology successfully. Any one of these factors may result in product or technology obsolescence. Other companies may be developing technologies or products of which we are unaware and which may be similar or superior to some or all of the products and technology we offer.

     3. Potential Problems in Developing New Products. All the risks inherent in the development of new technology and products will accompany our new product development efforts. These risks include unanticipated delays, expenses and technical problems. We cannot assure you that (a) we can develop additional technologies within a reasonable schedule; (b) we will have sufficient economic or human resources to complete such development; (c) we will have access to sufficient funding to complete development; or (d) we can make economically reasonable arrangements for the completion of new products by third parties. Therefore, we can make no assurances as to when, or whether, new products will be successfully developed.

         Before we can market any additional product, we must successfully complete a testing program for it. Although we believe our testing program is adequate, unforseen technical problems arising out of the testing process may delay or prevent our production or marketing of a commercially acceptable product. In addition, our current and proposed products must meet the cost and performance demands of the marketplace. We cannot assure you that new technologies or products will be developed by us, or that, if they are, they will meet cost and performance objectives; neither can we assure you that unforseen technical problems or other problems will not significantly increase the cost, or delay the introduction, of such products.

     4. Need to Integrate Our Products with Those of Others. To compete successfully, we must be able to integrate our software products with other systems. We have achieved some success with integration in the past, although we cannot guarantee that we will continue to do so either with existing applications or newly created applications. If we are unable to further integrate our products, there could be a significant negative effect on our business; even if we do achieve further integration, there is no guarantee that we will improve our competitive position in the software market.

     5. Limited Market: Law Enforcement and Public Safety Agencies. In 1996, 1997 and the first nine months of 1998, almost all of our revenues came from the licensing of products and the provision of maintenance and support services to law enforcement and public safety agencies. A shift in the needs of these customers, or the introduction of superior competitive products, or any circumstance which would adversely affect the narrow area in which our products are concentrated, would have a significant negative effect on our financial condition and results of operations.

     6. Lengthy and Uncertain Period of Time to Obtain Customer Orders; Difficulty in Planning Cash Flow Needs. The public agencies that buy or license our products usually have a long internal approval procedure, due to the large expense and the significant change to the customer's infrastructure that is represented by a purchase from us. These internal acceptance procedures as well as the customer's budgetary constraints are beyond our control. Therefore, the sales cycle associated with our products is typically quite long and uncertain. Due to this lengthy and uncertain sales cycle and the generally large size of customer orders, it could take a longer time than we anticipate to complete a sale and receive significant payments. Therefore, it is difficult for us to plan effectively our cash flow needs.

     7. Absence of Sales Staff May Hinder Our Growth. We have no in-house sales, marketing or distribution staff and only employ a sales manager. Our sales and marketing efforts are currently conducted by four independent contractors and two value-added resellers, i.e., independent distributors who primarily sell other kinds of products. We cannot predict whether the lack of a sales, marketing and distribution staff will hinder our growth or affect our business, results of operations or financial position. We are examining whether to continue marketing our products in this manner.

     8. Small Number of Customers; Reduction, Delay or Cancellation of an Order Could Have Adverse Consequences. We have, so far, depended on a limited number of customers for the bulk of our revenues. Although the actual customers have changed from year to year, generally the number of customers at any one time remains small. Consequently, any one customer's reduction, delay or cancellation of an order may adversely affect our financial condition and results of operations. We generally do not receive repeat business from customers for whom we have designed and installed software systems. Any additional revenues from these customers are usually derived from maintenance and support contracts. With this history and the unlikelihood that we will be selling additional products to our current customers in the future, we do not believe that the makeup of our current customers is important to an understanding of our future business prospects.

     We estimate that our current backlog of software system sales is between $600,000 and $800,000. One of these is a contract for $350,000; another is for $230,000. During the time it takes to complete a system installation contract, which generally lasts from three to 12 months, a limited number of large customers with contracts in progress may represent a significant portion of our sales.

     9. Need to Establish Strategic Business Alliances and Subcontractor Relationships to Enter Larger Size Markets for Our Products. To enter the "large size" market segment for our products, we will probably need to establish strategic business alliances and/or subcontractor relationships with large systems integrators and public network providers. Although we have entered into two business alliances, as discussed below, we cannot assure you that we will receive revenues as a result of them or that we will renew these agreements or enter into others. Our inability to maintain or enter into business alliances and/or subcontractor relationships would significantly hinder our implementation of the "large size" market plan.

     Our customers have, so far, been in the "small size" and "medium size" market segments. These customers generally have fewer than 200 sworn officers or personnel. Our business strategy includes the development of systems for the large size market and the establishment of relationships to help us enter that market.


     Business alliances have been entered into with AT&T Wireless Data, Inc. and GTE MobileNet Service Corp. These arrangements do not relate to a particular customer; they govern the relationship between us and the other party if a system installation is done for a mutual customer. These alliance agreements provide for the two parties to work together to market their respective products to large public safety agencies. On mutually agreed projects, each partner will support the other's services and not solicit services or products from other sources. We believe that these alliances may help us grow by giving us access to, and helping us meet the requirements of, large customers, like major metropolitan police departments, whose demands would otherwise be beyond our capacities.

     The agreement between us and AT&T provides for, among other things, minimum technical support standards and minimum revenue requirements. If we do not meet the technical support standards, AT&T is entitled to reduce the technical support fees paid to us; the minimum revenue requirements may entitle us to a goal attainment fee. Failure to meet the minimum revenue requirements entitles AT&T to terminate the agreement. The agreement with GTE allows GTE to not pay us during any period in which we fail to materially perform our obligations. Neither agreement provides revenues to us by itself; revenues will result only if one of the alliance parties obtains a contract with a large-market client. Thus, because these alliance agreements do not themselves bring customers to us, and because they provide that under certain circumstances we may not be paid or the agreement may be terminated, we cannot be certain that the mere existence of these agreements will result in growth.


     10. Limited Protection of Our Intellectual Property; Others Could Misappropriate Our Intellectual Property and We May Not be Able to Enforce Our Rights. Our technology is not patented and we have not filed any patent applications. We rely on trade secrets and copyright rights to establish and protect certain proprietary rights in our products. These measures give limited protection, and it is possible that they will be inadequate to protect proprietary rights, prevent misappropriation of our technology, or prevent the independent development by others of similar technology. This potential inadequacy is compounded by our limited resources and the potential cost of legal action to enforce our rights.


     We have not obtained any copyright registrations. We believe that it would be impractical and not cost-effective for a third party to attempt to copy software like that used in our products. Still, unauthorized parties might attempt to copy or reverse-engineer all or parts of our products, or may obtain information that we regard as proprietary.


     Registration of a copyright with the United States Copyright office is not a requirement to make a copyright legally effective. However, such a registration generally reinforces the registrant's claim. In the absence of a registered copyright, we will be unable to sue anyone for copyright infringement. A copyright may be registered at any time prior to suing for infringement. If a copyright is registered before infringement occurs, the law permits the injured party to recover certain amounts of money even if the actual harm that's been suffered equals a smaller amount of money. If we register the copyright after the infringement occurs, and before suing, we may be limited in our ability to prove our case and in the amount we can recover as damages. The cost of enforcement by us of our rights could be significant; nevertheless, we can give no assurance that such proceedings will be effective.


     We believe there are no infringement or trade secret misappropriation claims against us and that there are no grounds for the assertion of any such claims; however, should such a claim be made, the cost of responding to it could be significant and we cannot be certain that we would prevail.


     11. Dependence on Our CEO and Our Chief Technology Officer; Need to Retain Key Personnel. Our executive management team consists of Mark Honigsfeld, our Chairman and Chief Executive Officer, and Louis Libin, our Chief Technology

Officer. The loss of the services of either Mr. Honigsfeld or Mr. Libin could have a significantly detrimental effect on our business. Our success is also partly dependent upon our ability to hire and retain additional key personnel.


     We have three-year employment agreements with Messrs. Honigsfeld and Libin. Each agreement includes non-competition and non-solicitation provisions. However, each agreement also provides that the employee can terminate it at any time upon 30 days notice for any reason. Additionally, Mr. Honigsfeld's employment agreement allows him to devote up to 10% of his working time to other endeavors that are not competitive with us. Mr. Libin's employment agreement allows him to devote up to one day a week to such endeavors.

     We have obtained "key-man" life insurance policies on the lives of Messrs. Honigsfeld and Libin, each of which policies provides for a death benefit to us of $1,000,000. We cannot be certain that the death benefit would be adequate to fund our needs until a successor could be found.


     Qualified and talented executive, technical and marketing personnel are always in great demand in our business, and our inability to recruit them could have a materially adverse impact on our business and results of operations. We cannot say with certainty that we will be able to retain our current management or other personnel, or that we will be able to attract and retain qualified personnel in management, engineering and sales in the future.

     12. Dependence on Unaffiliated Software Licensors; Termination of Licenses Would Result in Production Delays. We rely on operating system software owned by unaffiliated third parties for certain software and platform operating systems which we use to create our products, and in some cases to bundle with our own software. Termination of any of the current licenses could result in production delays of approximately three to six months; these delays would have a material adverse effect on our business.

     The licenses under which we use this software require payment of either an annual maintenance and enhancement fee, or of a monthly sublicense fee. An annual fee is based on the number of end users of the operating system software; a monthly fee is based upon the number of customers to which our products are licensed, including products where such licensed software is included. We believe that there are alternatives to the operating system software that we currently use, and that we could revise our software to make it compatible with these alternatives.

     13. Potential Litigation and Costs Relating to Termination of Merger Agreement with Rugby National. On September 1, 1998, we terminated an Agreement and Plan of Merger we had entered into with Rugby National Corp. Although we believe that we acted properly, there is a possibility that we may have some liability for terminating the agreement. We may also incur litigation expenses if an action is started.

     We had entered into the merger agreement with Rugby regarding the right to operate a national online lottery in Russia. The merger agreement contained conditions to our obligation to close the transaction; since these conditions had not been satisfied by the deadline of August 31, 1998, we terminated the merger agreement. Subsequently, Rugby and its counsel claimed that we had breached certain provisions of the merger agreement. We believe that we have legitimate defenses against Rugby's claims. Rugby has not begun any lawsuit yet; however, if it does, we intend to defend ourselves vigorously.

     The merger agreement provided for "liquidated damages" if we did not close the merger agreement even though the conditions to our obligation to close were met. The maximum amount payable to Rugby as liquidated damages is $1,000,000; but, since we had loaned approximately $125,000 to Rugby, our potential liability would be the difference between that loan and the $1,000,000. We do not believe we have any liability for liquidated damages.

     We estimate that the total cost to us of the merger agreement and the related transactions was approximately $300,000, all of which has been included as an expense in our financial statements.


     14. Risks Relating to Unspecified Acquisitions. We are exploring and will continue to explore opportunities to add or acquire:


          technology or products consistent with our current product line a customer base or sales organization to augment our infrastructure businesses that make and/or market products or services not in our current line of business


If any such opportunity involves the acquisition of a business, we cannot be certain that:


          we will successfully integrate the operations of the acquired business with ours all the benefits expected from such integration will be realized delays or unexpected costs related to the integration will not have a detrimental affect on our combined business, operating results or financial condition our respective operations, management and personnel will be compatible we will not lose key personnel


     If we acquire technology or products in the early stage of development or growth, including technology or products that have not been fully tested or marketed, we will be subject to numerous risks inherent in developmental technology, plus the additional high level of risk associated with high technology industries. Furthermore, these acquisitions may require us to obtain additional financing from banks or other financial institutions or to undertake debt or equity financing. We cannot assure you that we will be able to obtain financing on commercially reasonable terms or at all. Furthermore, equity financing will result in a dilution to our existing stockholders, i.e., the number of shares that you own will represent a smaller percentage of our outstanding stock. The degree of dilution may be significant. In the case of debt financing, we run the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest, along with other risks traditionally associated with incurring indebtedness.

     15. We Will Usually Accomplish Acquisitions Without Prior Stockholder Approval. The Board of Directors will decide whether any opportunity to add technology, products or a business is in the best interest of our stockholders. We cannot be certain that any such opportunities will arise, or that, if they do, we will be able to reach an agreement on terms acceptable to us. In most cases, an acquisition will be concluded without stockholder approval and our stockholders will not have an opportunity to review the financial statements of, or other information relating to, the acquisition candidate. Although we will attempt to evaluate the risks inherent in a particular acquisition, we cannot be certain that we will properly ascertain or assess such significant risk factors.

     16. Control By Management and Preferred Stockholders. Our directors and executive officers beneficially own approximately 29% of our outstanding common stock. The holders of our Series A convertible preferred stock, Series B convertible preferred stock and certain warrants held by such holders have the right, if they waive certain limitations, to acquire approximately 27% of the common stock that would be outstanding following conversion or exercise of their securities. Thus, these two groups of stockholders, if acting together, have the potential voting strength to exert significant influence over the election of our directors and over other matters submitted to our stockholders for approval. The percentages given in this paragraph do not account for some of the rights given to the holders of the Series A and Series B stock and the warrants. There is additional information about the conversion of the Series A stock and the Series B stock and the exercise of the warrants in the section of this prospectus entitled "Selling Stockholders."


     17. No Dividends. We have never paid any dividends on our common stock and do not intend to in the foreseeable future. We anticipate retaining any earnings which we may realize in the foreseeable future to finance our growth.

                           FORWARD-LOOKING STATEMENTS

     Certain information contained herein and/or incorporated by reference in this prospectus includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and is subject to the safe harbor created by that act. Compu-DAWN cautions readers that certain important factors may affect Compu-DAWN's actual results and could cause such results to differ materially from any forward-looking statements which may be deemed to have been made in this prospectus or which are otherwise made by or on behalf of Compu-DAWN. For this purpose, any statements contained in this prospectus that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate," or "continue" or the negative variations thereof or comparable terminology are intended to identify forward-looking statements. Factors which may affect Compu-DAWN's results include, but are not limited to, the risks and uncertainties associated with the level of spending by law enforcement and public safety agencies for computer application software and hardware, the competitive environment within the industry, the ability of Compu-DAWN to expand its operations, the competence required, and experience, of management to effectuate Compu-DAWN's business plan, the level of costs incurred in connection with Compu-DAWN's planned expansion efforts, economic conditions in the industry, the financial strength of Compu-DAWN's customers and suppliers, and unascertainable risks related to possible unspecified acquisitions. Compu-DAWN is also subject to other risks detailed herein or detailed from time to time in Compu-DAWN's SEC filings. Factors that could cause or contribute to such difference include, but are not limited to, those discussed in "Risk Factors" above, as well as those discussed elsewhere in this prospectus and in Compu-DAWN's filings with the SEC.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Compu-DAWN files reports, proxy and information statements and other information with the SEC. Such reports, statements and other information filed by Compu-DAWN with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the SEC: 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Furthermore, the SEC maintains a Web site that contains reports, proxy and information statements and other information regarding Compu-DAWN. The address of such Web site is http://www.sec.gov.

     The documents listed below have been filed by Compu-DAWN with the SEC under the Securities Exchange Act of 1934 and are incorporated herein by reference:

          (a) Compu-DAWN's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997.

          (b) Compu-DAWN's Quarterly Report on Form 10-QSB for the three months ended March 31, 1998.

          (c) Compu-DAWN's Current Report on Form 8-K for an event dated April 22, 1998.

          (d) Compu-DAWN's Current Report on Form 8-K for an event dated April 23, 1998.

          (e) Compu-DAWN's Current Report on Form 8-K for an event dated June 8, 1998.

          (f) Compu-DAWN's Quarterly Report on Form 10-QSB for the three months ended June 30, 1998.

          (g) Compu-DAWN's Current Report on Form 8-K for an event dated September 1, 1998.

          (h) Compu-DAWN's Current Report on Form 8-K for an event dated September 25, 1998.

          (i) Compu-DAWN's Quarterly Report on Form 10-QSB for the three months ended September 30, 1998.

          (j) Compu-DAWN's Current Report on Form 8-K for an event dated November 18, 1998.

          (k) The description of Compu-DAWN's common stock contained in Compu-DAWN's Registration Statement on Form 8-A (File No. 000-22611), which was declared effective by the SEC on June 10, 1997.

     All documents filed by Compu-DAWN pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus, and prior to the termination of the offering of the 2,007,517 shares of common stock of Compu-DAWN offered hereby, shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from their respective dates of filing.


     Compu-DAWN will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above which have been incorporated into this prospectus by reference, other than exhibits to such documents. Requests for such copies should be directed to the Secretary, Compu-DAWN, Inc., 77 Spruce Street, Cedarhurst, New York 11516; telephone number: (516) 374-6700.


     This prospectus was created after all of the documents listed in items (a) through (k) above were filed with the SEC. Therefore, there may be certain conflicts between the information contained in this prospectus and information contained in those other documents. If there are any inconsistencies, then the statements in those earlier documents should be read as if they agree with the statements in this prospectus.

                              SELLING STOCKHOLDERS

     Of the 2,007,517 shares being offered hereby:

          1,300,000 shares are issuable upon conversion of, or otherwise with respect to, 3,250 shares of Series A stock held by JNC Opportunity Fund, Ltd. ("Opportunity");

          327,103 shares are issuable upon conversion of 1,750 shares of Series B stock held by JNC Strategic Fund, Ltd. ("Strategic" and together with Opportunity, the "JNC Selling Stockholders");

          180,414 shares are issuable upon the exercise of the warrants held by the JNC Selling Stockholders;

          75,000 shares may be issuable to the JNC Selling Stockholders pursuant to certain registration-related rights Compu-DAWN has agreed in principle to grant to them; and

          125,000 shares are owned by three other individuals (the "Other Selling Stockholders").


     The Series A stock was issued by Compu-DAWN to Opportunity and the warrants were issued by Compu-DAWN to the JNC Selling Stockholders on June 5, 1998 in a private transaction. The Series B stock was issued by Compu-DAWN to Strategic as of September 25, 1998 in connection with the private placement. The Other Selling Stockholders acquired their respective shares in non-issuer private transactions.

     In connection with the private placement to the JNC Selling Stockholders, Compu-DAWN granted them certain registration rights pursuant to which Compu-DAWN agreed to keep the registration statement, of which this prospectus is a part, effective until the earlier of (1) the date that all of their above shares have been sold pursuant to the registration statement, or (2) the date upon which such shares may be immediately sold to the public without registration or restriction pursuant to Rule 144(k) promulgated under the Securities Act of 1933. Compu-DAWN has agreed to indemnify the JNC Selling Stockholders and each of their officers, directors, members, employees, partners, agents and each person who controls either of the JNC Selling Stockholders against certain expenses, claims, losses, damages and liabilities, or action, proceeding or inquiry by any regulatory or self-regulatory organization in respect thereof. Compu-DAWN has agreed to pay its expenses of registering the shares under the Securities Act, including registration and filing fees, blue sky expenses, printing expenses, accounting fees, administrative expenses and its own counsel fees.


     The following table sets forth the name of each selling stockholder, the number of shares of common stock of Compu-DAWN beneficially owned by such selling stockholder as of November 15, 1998 and the number of shares being offered by such selling stockholder. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, such selling stockholders are under no obligation to sell all or any portion of such shares nor are such selling stockholders obligated to sell any shares immediately under this prospectus. All information with respect to share ownership has been furnished by the selling stockholders. Because the selling stockholders may sell all or part of their shares, no estimates can be given as to the number of shares that will be held by any selling stockholder upon termination of any offering made hereby. See "Plan of Distribution."


     The reflection in the table of shares beneficially owned or to be sold in the offering is not intended to constitute a prediction as to the number of shares into which the Series A stock or Series B stock will be converted or the warrants will be exercised.


--------------------------------------------------------------------------------------------------------------------------
                                                                                                 Shares Owned after
                                          Shares Beneficially           Shares to be             the Offering if All
                                          Owned Prior to the            Sold in the              Offered Shares are
Name of Selling Stockholder               Offering                      Offering                 Sold
--------------------------------------------------------------------------------------------------------------------------
JNC Opportunity Fund, Ltd.(1)                 141,686(2)               1,463,744(2)(3)                    0
--------------------------------------------------------------------------------------------------------------------------
JNC Strategic Fund, Ltd.(1)                   141,686(2)                 418,773(2)(3)                    0
--------------------------------------------------------------------------------------------------------------------------
Edwin J. Gerstley                               62,500                     62,500                         0
--------------------------------------------------------------------------------------------------------------------------
Gusti Gross                                     54,500                     54,500                         0
--------------------------------------------------------------------------------------------------------------------------
Sidney Blumenthal                                8,000                      8,000                         0
--------------------------------------------------------------------------------------------------------------------------

     (1) Opportunity and Strategic are the beneficial owners of the shares to be sold by them hereunder. They do not hold the shares as nominees for any other person. Encore Capital Management, L.L.C., a registered investment adviser under the Investment Advisers Act of 1940, acts as investment adviser to, and manager of, Opportunity and Strategic. James Q. Chau and Neil T. Chau are the managing members of Encore.

     (2) The number of "Shares Beneficially Owned Prior to the Offering" for each of Opportunity and Strategic equals 4.99% of the outstanding common stock of Compu- DAWN as of November 15, 1998.

          Pursuant to the terms of the Series A stock, Series B stock and the warrants, the shares of Series A stock and Series B stock and the warrants are currently convertible or exercisable by any holder only to the extent that the number of shares of common stock thereby issuable, together with the number of shares of common stock owned by such holder and its affiliates, but not including shares of common stock underlying unconverted shares of Series A stock and Series B stock or unexercised portions of the warrants, would not exceed 4.99% of the then outstanding common stock as determined in accordance with
          Section 13(d) of the Exchange Act.

          The holders of the Series A stock, Series B stock and warrants may waive such restriction upon not less than 61 days notice. Therefore, the number of shares set forth herein and which a JNC Selling Stockholder may sell pursuant to this prospectus, as provided for in footnote (3) hereof, may exceed the number of shares such JNC Selling Stockholder may beneficially own as determined pursuant to Section 13(d) of the Exchange Act.

     (3) The number of "Shares to be Sold in the Offering" for Opportunity includes an estimate of the number of shares of common stock that would be issuable upon conversion of, or otherwise with respect to, the Series A stock based on 200% of the number of shares of common stock that would be issuable at a conversion price of $5.00 per share (1,300,000 shares). In addition, the registration statement covers 327,103 shares that are issuable to Strategic upon conversion of the Series B stock. Further, the number of "Shares to be Sold in the Offering" for the JNC Selling Stockholders includes:


               an estimate of the number of shares of common stock that would be issuable upon the exercise of the warrants based on 200% of the number of shares of common stock that would be issuable at an exercise price of $8.025 per share (114,994 shares for Opportunity and 65,420 shares for Strategic) and

               75,000 shares of common stock that may be issuable to them pursuant to certain registration-related rights that Compu-DAWN has agreed in principle to grant to them (48,750 shares for Opportunity and 26,250 shares for Strategic).

               The actual number of shares of common stock issuable upon conversion of the Series A stock is determined by a formula based on the market price at the time of conversion, and is therefore subject to adjustment and could be materially less or more than such estimated number depending on factors which cannot be predicted by Compu-DAWN. Specifically, at any given time, the Series A stock is convertible into a number of shares of common stock determined by dividing the sum of

                    the stated value of the Series A stock,


                    a premium amount equal to 5%, on an annualized basis, of the stated value of the Series A stock and any Conversion Default amount, as defined in the Certificate of Designations, Preferences and Rights for the Series A stock, by the conversion price at the time of conversion.

               The conversion price is calculated generally as the lesser of (1) $8.025 and (2) 85% of the average of the five lowest closing bid prices of the common stock for the 25 consecutive trading dates immediately preceding the date of determination. Such 85%
               calculation as of June 5, 1998, the date of issuance of the Series A stock, would have resulted in a conversion price of $5.6525 per share, subject to certain restrictions and adjustments. Generally the conversion price cannot be less than $5.00 per share.

               The number of shares of common stock issuable upon exercise of the warrants is subject to increase to the extent the exercise price is reduced pursuant to the antidilution adjustment provisions of the warrants.

               The shares offered hereby, and included in the registration statement of which this prospectus is a part, include such additional number of shares of common stock as may be issued or issuable upon conversion of the Series A stock or Series B stock or upon exercise of the warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in each case in order to prevent dilution, in accordance with Rule 416. In the event the number of shares of common stock issuable upon conversion of the Series A stock or upon exercise of the warrants exceeds the number of shares included in the registration statement, an additional registration statement would be required to cover the excess.


     To Compu-DAWN's knowledge, no selling stockholder has had any position, office or other material relationship with Compu-DAWN or any of its affiliates during the past three years other than as a holder of Compu-DAWN's securities.


                                 USE OF PROCEEDS

     All the shares offered hereby are being offered for the account of the selling stockholders. Accordingly, Compu-DAWN will not receive any proceeds of any sales made hereunder, but will receive the exercise price of any warrants exercised by the JNC Selling Stockholders. Based on currently available information, Compu-DAWN intends to utilize any proceeds received from the exercise of warrants for working capital and general corporate purposes. Compu-DAWN may use all or a portion of such proceeds for other purposes, should a reapportionment or redirection of funds be determined to be in the best interests of Compu-DAWN.

                              PLAN OF DISTRIBUTION


     The shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders directly to one or more purchasers, including pledgees, or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed.


     The distribution of the shares may be effected in one or more of the following methods:


     ordinary brokers transactions, which may include long or short sales, purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus,

     "at the market" to or through market makers or into an existing market for the common stock,

     in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,

     through transactions in options, swaps or other derivatives, whether exchange listed or otherwise, or any combination of the foregoing, or by any other legally available means.


     In addition, the selling stockholders or their successors in interest may enter into hedging transactions with broker-dealers who may engage in short sales of shares of common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders or their successors in interest may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.


     Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both. Such compensation as to a particular broker-dealer may be in excess of customary commissions. The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, and any commission received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act. Neither Compu-DAWN nor any selling stockholder can presently estimate the amount of such compensation. Compu-DAWN knows of no existing arrangements between any selling stockholder and any such stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.


     Each selling stockholder and any other person participating in a distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of securities by, selling stockholders and other persons participating in a distribution of securities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of the foregoing may affect the marketability of the securities offered hereby.

     Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that rule rather than pursuant to this prospectus.

     There can be no assurance that the selling stockholders will sell any or all of the shares of common stock offered by them hereunder.


                     NASDAQ LISTING AND "PENNY STOCK" RULES
                         THAT COULD AFFECT COMMON STOCK

     Nasdaq Listing. Our common stock is currently traded on the Nasdaq SmallCap Market. If we are unable to satisfy the requirements for continued quotation on that market, trading of our common stock would be conducted in the over-the-counter market, in what is commonly referred to as the "pink sheets" or on the NASD OTC Electronic Bulletin Board. If you buy the common stock offered by this prospectus and our common stock is afterwards traded only in the "pink sheets" or on the Electronic Bulletin Board, you may find it more difficult to dispose of the shares or obtain accurate quotations as to their price.

     For continued listing on the Nasdaq SmallCap Market, we are required to have, among other things, all of the following:

          either net tangible assets of $2,000,000, or market capitalization of $35,000,000, or net income for two of the last three fiscal years of $500,000 minimum market value or public float of $1,000,000

          minimum bid price of $1.00 per share

Nasdaq also requires that we have at least two independent directors and an Audit Committee, a majority of whose members must also be independent directors. We currently satisfy all of the above requirements.

     "Penny Stock" Rules. The SEC has regulations that generally define "penny stock" to be common stock that has a market price of less than $5.00 per share. Our common stock currently trades below $5.00 per share. The common stock offered by this prospectus is authorized for quotation on the Nasdaq SmallCap Market; therefore, it is exempt from the definition of "penny stock." However, if our common stock is removed from the SmallCap Market at any time, then, based on the current market price of our common stock, it will be subject to rules that impose additional sales practice requirements. The "penny stock" rules may restrict the ability of broker-dealers to sell our common stock, and may affect your ability to sell our common stock in the secondary market as well as the price at which such sales can be made. Also, some brokerage firms will decide not to effect transactions in "penny stocks" and it is unlikely that any bank or financial institution will accept "penny stock" as collateral.

     For transactions covered by these rules, the broker-dealer must make a special determination that a purchaser is suitable to purchase the common stock and must have received the purchaser's written consent to the transaction prior to the purchase. The "penny stock" rules also require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer must also disclose (a) the commission payable to both the broker-dealer and the registered representative, (b) current quotations for the common stock, and (c) if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker- dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. These rules would apply to sales by broker-dealers to persons other than established customers and accredited investors until our common stock trades above $5.00 per share. Accredited investors are generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse.

          CERTIFICATE OF INCORPORATION, BY-LAW AND STATE LAW PROVISIONS
                 THAT COULD ADVERSELY AFFECT COMMON STOCKHOLDERS

     Our Certificate of Incorporation provides that a director shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, with certain exceptions. These provisions may discourage stockholders from suing a director for breach of fiduciary duty and may reduce the likelihood of derivative lawsuits against any director. A "derivative lawsuit" is one in which a stockholder sues an officer or director of the corporation on behalf of the corporation, claiming that the officer or director did some harm to the corporation. In addition, our Certificate of Incorporation provides for mandatory indemnification of directors and officers to the fullest extent permitted or not prohibited by Delaware law.

     Our Certificate of Incorporation also allows us to issue additional preferred stock without approval of the holders of common stock. If we issue preferred stock, it could discourage a third party from buying a majority of our outstanding common stock. This, in turn, could prevent our stockholders from selling their shares at a price above the market price. The rights that the holders of common stock have will be subject to, and may be negatively affected by, the rights that holders of preferred stock might be given. In addition, our being governed by a staggered Board of Directors, certain provisions of our By-Laws, and certain provisions of Delaware law that are applicable to us all could delay or complicate a merger, tender offer or proxy contest involving us.


                                  LEGAL MATTERS

     Certain matters relating to the legality of the securities being offered hereby are being passed upon for Compu-DAWN by Certilman Balin Adler & Hyman, LLP, 90 Merrick Avenue, East Meadow, New York 11554.


                                     EXPERTS

     The consolidated financial statements of Compu-DAWN appearing in Compu-DAWN's 1997 Form 10-KSB have been audited by Lazar Levine & Felix, LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     Compu-DAWN has filed a Registration Statement on Form S-3 with the SEC under the Securities Act with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement. For further information with respect to Compu-DAWN and the securities offered hereby, reference is made to the registration statement and to the exhibits filed therewith, copies of which may be obtained upon payment of a fee prescribed by the SEC, or may be examined free of charge at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Each statement made in this prospectus referring to a document filed as an exhibit to the registration statement is qualified by reference to the exhibit for a complete statement of its terms and conditions.

     No one has been authorized to give any information or make any representation not contained in, or incorporated by reference into, this prospectus. Therefore, you cannot rely on any information you receive or representations made that are not in, or incorporated by reference into, this prospectus.

     If the laws of the place where you live require (a) the authorization of any offer to sell our shares, or the solicitation of any offer to buy our shares, through this prospectus, or (b) the qualification of the person making the offer or solicitation, and that authorization or qualification has not been obtained, then this prospectus is not an offer to sell our shares or the solicitation of an offer to buy our shares. Also, if it is unlawful for us to offer our shares to, or solicit an offer to buy our shares from, a particular person, this prospectus is not an offer to or solicitation from such a person. Under no circumstances should you assume that the information in this prospectus is correct after the date on the cover page.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth the expenses (estimated except for the Registration Fee) in connection with the offering described in the Registration
Statement:

 Registration Fee.................................................... $   906.00
 Accountants' Fees and Expenses......................................   1,000.00
 Legal Fees and Expenses.............................................  12,000.00
 Miscellaneous.......................................................   1,094.00

 Total............................................................... $15,000.00

Item 15.  Indemnification of Directors and Officers.

     Article X of the Company's Certificate of Incorporation eliminates the personal liability of directors to the Company and its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Section 102 of the Delaware General Corporation Law, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the Delaware General Corporation Law (with respect to unlawful dividend payments and unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

     Additionally, the Company has included in its Certificate of Incorporation and its by-laws provisions to indemnify its directors, officers, employees and agents and to purchase insurance with respect to liability arising out of the performance of their duties as directors, officers, employees and agents as permitted by Section 145 of the Delaware General Corporation Law. The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors, officers, employees and agents may be entitled under the Company's by-laws, any agreement, vote of stockholders or otherwise.

     The effect of the foregoing is to require the Company to the extent permitted by law to indemnify the officers, directors, employees and agents of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     In connection with this Registration Statement, the JNC Selling Stockholders, severally but not jointly, have agreed to indemnify the Company, its directors, each of its officers who signed this Registration Statement, its employees, agents and each person who controls it within the meaning of Section 15 of the Securities Act with respect to any statement in or omission from the Registration Statement or the Prospectus or any amendment or supplement thereto if such statement or omission was made in reliance upon information furnished in writing to the Company by the JNC Selling Stockholders specifically for use in connection with the preparation of the Registration Statement. Each JNC Selling Stockholder's indemnification obligations are limited to the amount such JNC Selling Stockholder actually receives as a result of the sale of the shares registered for resale hereunder.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.  Exhibits.

Exhibit Number        Description of Exhibit

           4          Specimen Stock Certificate1

           5          Opinion of Certilman Balin Adler & Hyman, LLP

         23.1         Consent of Lazar Levine & Felix, LLP

         23.2 Consent of Certilman Balin Adler & Hyman, LLP (included in its opinion filed as Exhibit 5)

         24           Powers of Attorney (included in signature page forming a
                      part hereof).
-----------

     (1)  Filed as Exhibit 4.1 to the Company's  Registration  Statement on Form
          SB-2   (Registration  No.   333-18667)  and  incorporated   herein  by
          reference.

Item 17.  Undertakings.

     The undersigned Company hereby undertakes:

     (l) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

          (i) Include any Prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) Reflect in the Prospectus any facts or events which, individually or together represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii)Include any additional or changed material information on the plan of distribution; provided, however, that paragraphs (l)(i) and (l)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required in a post-effective amendment is incorporated by reference from periodic reports filed by the Company under the Exchange Act.

     (2) For determining any liability under the Securities Act, treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 15 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Compu-DAWN, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cedarhurst, New York, on the 10th day of December, 1998.

                                                 COMPU-DAWN, INC.


                                                 By:/s/ Mark Honigsfeld
                                                    Mark Honigsfeld
                                                    Chief Executive Officer and
                                                    Chairman of the Board



     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                         Capacity                        Date

        *
----------------         Chief Executive Officer,           December 10, 1998
Mark Honigsfeld          Chairman of the Board,
                         Secretary and Director
                         (Principal Executive Officer and
                         Principal Financial and
                         Accounting Officer)

        *
----------------         Chief Technology Officer           December 10, 1998
Louis Libin              and Director

        *
----------------         Director                           December 10, 1998
William D. Rizzardi


         *
----------------         Director                           December 10, 1998
Harold Lazarus, Ph.D.

         *
----------------         Director                           December 10, 1998
Alfred J. Luciani

* Mark Honigsfeld, pursuant to Powers of Attorney (executed by each of the persons listed above and indicated as signed above, and filed with the Securities and Exchange Commission), by signing his name hereto does hereby sign and execute this amendment to the registration statement on behalf of each of the persons named above and indicated as signing above in the capacities in which the names of each appear above, and does hereby sign and execute this amendment to the registration statement in his own behalf in the capacity of Chief Executive Officer, Chairman of the Board, Secretary and Director.



December 10, 1998                                      /s/ Mark Honigsfeld
                                                       ------------------------
                                                       Mark Honigsfeld